                                                                    Exhibit (m)

CALCULATION EXHIBIT FOR FLEXIBLE PREMIUM VARIABLE LIFE--SINGLE LIFE

ASSUMPTIONS:
MALE, ISSUE AGE 50, PREFERRED NONSMOKER
FACE AMOUNT OF 900,000.00
GUIDELINE PREMIUM TEST, LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 13,770.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                                                          BEGINNING
                                                          OF MONTH    GROSS                           COST OF
                                                   POLICY   CASH     PREMIUM  PREMIUM  ADMIN  RIDER  INSURANCE
POLICY YEAR                                        MONTH    VALUE     PAID     LOAD    CHARGE CHARGE  CHARGE
-----------                                        ------ --------- --------- -------- ------ ------ ---------
5.................................................    1   41,189.59 13,770.00 1,142.91 111.30  0.00   258.24
5.................................................    2   53,649.53      0.00     0.00 111.30  0.00   258.29
5.................................................    3   53,481.70      0.00     0.00 111.30  0.00   258.34
5.................................................    4   53,313.18      0.00     0.00 111.30  0.00   258.39
5.................................................    5   53,143.98      0.00     0.00 111.30  0.00   258.44
5.................................................    6   52,974.09      0.00     0.00 111.30  0.00   258.49
5.................................................    7   52,803.50      0.00     0.00 111.30  0.00   258.55
5.................................................    8   52,632.21      0.00     0.00 111.30  0.00   258.60
5.................................................    9   52,460.22      0.00     0.00 111.30  0.00   258.65
5.................................................   10   52,287.53      0.00     0.00 111.30  0.00   258.70
5.................................................   11   52,114.13      0.00     0.00 111.30  0.00   258.76
5.................................................   12   51,940.01      0.00     0.00 111.30  0.00   258.81

                                                                                               END OF
                                                               END OF                          MONTH     END OF
                                                      NET      MONTH              OUTSTANDING   CASH      MONTH
                                                   INVESTMENT   CASH    SURRENDER    LOAN       SURR      DEATH
POLICY YEAR                                         EARNINGS   VALUE     CHARGE     BALANCE    VALUE     BENEFIT
-----------                                        ---------- --------- --------- ----------- --------- ----------
5.................................................   202.39   53,649.53 6,196.50     0.00     47,453.03 900,000.00
5.................................................   201.76   53,481.70 6,196.50     0.00     47,285.20 900,000.00
5.................................................   201.12   53,313.18 6,196.50     0.00     47,116.68 900,000.00
5.................................................   200.49   53,143.98              0.00     46,947.48 900,000.00
5.................................................   199.85   52,974.09 6,196.50     0.00     46,777.59 900,000.00
5.................................................   199.20   52,803.50 6,196.50     0.00     46,607.00 900,000.00
5.................................................   198.56   52,632.21 6,196.50     0.00     46,435.71 900,000.00
5.................................................   197.91   52,460.22 6,196.50     0.00     46,263.72 900,000.00
5.................................................   197.26   52,287.53 6,196.50     0.00     46,091.03 900,000.00
5.................................................   196.60   52,114.13 6,196.50     0.00     45,917.63 900,000.00
5.................................................   195.94   51,940.01 6,196.50     0.00     45,743.51 900,000.00
5.................................................   195.28   51,765.18 6,196.50     0.00     45,568.68 900,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR
The policy year is assumed to be 5, as described above.

POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.

GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 13,770.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 8.30% of gross premium paid. In year 5 month 1, the premium load is therefore 8.30% x 13,770.00 = 1,142.91.

ADMIN CHARGE

The admin charge is the sum of the Policy Charge and the Administration and Issue Expense Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administration and Issue Expense Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore 6.00 + (0.1170 x 900,000.00 / 1,000) = 111.30.

RIDER CHARGE

The rider charge is the sum the charges for all riders present, except for the Secondary Guarantee Rider (SGR), the Lifetime Coverage Rider (LCR), and the Waiver of Monthly Deduction Rider (WMD). The SGR and the LCR are calculated at the same point in time as the Cost of Insurance Charge because they use the same net amount at risk. The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including SGR, LCR, and WMD) are present; the rider charge (including SGR, LCR, and WMD) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR).The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated.There are 3 different DB options:

     level DB option,       guideline premium test: DB = Max (face amount        , cash value x IRS Corridor Factor)

increasing DB option,       guideline premium test: DB = Max (face amount + cash
                                                    value (floored at 0)         , cash value x IRS Corridor Factor)

     level DB option, cash value accumulation test: DB = Max (face amount        , cash value x NSP Corridor Factor)

At the time that the NAR is calculated, the face amount is comprised of those attritutable to the base policy and the Supplemental Coverage Term Rider.It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate.The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

   monthly discount factor = ROUND {(1 + guaranteed interest rate) ^ (1/12), 7} monthly discount factor = ROUND {(1 + 4.00%) ^ (1/12), 7} monthly discount factor = 1.0032737

The NAR is:

   NAR = death benefit - Max (0, cash value)

and finally the COI charge is:

   COI charge = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

   level DB option, guideline premium test
       face amount = 900,000.00

             cash value = BOM AV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge
             cash value = 41,189.59 + 13,770.00 - 1,142.91 - 111.30 - 0.00 cash value = 53,705.38
    IRS Corridor Factor = 1.57
monthly discount factor = 1.0032737
       monthly COI rate = 0.0003062

                     DB = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                     DB = Max (900,000.00 / 1.0032737, 53,705.38 x 1.57)
                     DB = Max (897,063.28392741, 84,317.45)
                     DB = 897,063.28392741

                    NAR = DB - Max (0, cash value)
                    NAR = 897,063.28392741 - Max (0, 53,705.38)
                    NAR = 897,063.28392741 - 53,705.38
                    NAR = 843,357.90392741

             COI charge = monthly COI rate x NAR
             COI charge = 0.0003062 x 843,357.90392741
             COI charge = 258.24

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00%, an investment management fee of 0.74%, and a mortality & expense risk charge fee (as described in the Periodic Fees table) of 0.55%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate, the investment management fee, and the mortality & expense risk charge rate, we use the following:

    annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-([IMF+MNE]/365)} ] ^ 365) - 1, 4}

       where:

        I = annual gross interest rate
      IMF = investment management fee
      MNE = mortality & expense risk charge rate

For I = 6.00%, IMF = 0.74%, and MNE = 0.55% we have:

    annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-([IMF+MNE]/365)} ] ^ 365) - 1, 4}
    annual net interest rate = ROUND{([ {(1+6.00%)^(1/365)} x {1-([0.74%+0.55%]/365)} ] ^ 365) - 1, 4}
    annual net interest rate = ROUND{([ {(1+6.00%)^(1/365)} x {1-(1.29%/365)} ] ^ 365) - 1, 4}
    annual net interest rate = ROUND{([ {(1.06)^(1/365)} x {1-0.00003534} ] ^ 365) - 1, 4}
    annual net interest rate = ROUND{([ 1.00015965 x 0.99996466 ] ^ 365) - 1, 4}
    annual net interest rate = ROUND{(1.00012431 ^ 365) - 1, 4}
    annual net interest rate = ROUND{(1.04641358 - 1, 4}

   annual net interest rate = ROUND{0.04641358, 4} annual net interest rate = 0.0464 which expressed as a percentage is 4.64%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

   cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

   monthly net interest rate = [(1 + annual net interest rate) ^ (1/12)] - 1 monthly net interest rate = [(1 + 0.0464) ^ (1/12)] - 1 monthly net interest rate = [1.0464 ^ (1/12)] - 1
   monthly net interest rate = 1.0037868 - 1
   monthly net interest rate = 0.0037868

For example, in year 5 month 1, we have the following:

       cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge cash value = 41,189.59 + 13,770.00 - 1,142.91 - 111.30 - 0.00 - 258.24
       cash value = 53,447.14

   net investment earnings = cash value x monthly net interest rate net investment earnings = 53,447.14 x 0.0037868 net investment earnings = 202.39

END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

   EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:

   EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge + Net Investment Earnings
   EOM CV = 41,189.59 + 13,770.00 - 1,142.91 - 111.30 - 0.00 - 258.24 + 202.39
   EOM CV = 53,649.53

SURRENDER CHARGE

The surrender charge is defined as a percentage of the annual target premium on the base policy on new issues, and to any increase in face amount. The percentages are as follows:

              END OF YR                                PERCENTAGE
              ---------                                ----------
              1.......................................     45
              2.......................................     45
              3.......................................     45
              4.......................................     45
              5.......................................     45
              6.......................................     40
              7.......................................     30
              8.......................................     20
              9.......................................     10
              10......................................      0

The surrender charge remains level for five years, and then grades down linearly on a monthly basis over the next five years, reaching $0 at the end of 10 years.

For example, in year 5 month 1, we have the following:

                                      annual target premium  = 13,770.00
                                 year 1 month 12 percentage  = 45
 N1 = # of months from year 4 month 12 until year 5 month 1  = 1
N2 = # of months from year 4 month 12 until year 5 month 12  = 12 surrender charge  = [year 4 month 12 percentage x (1 - N1/N2)
                                                               + year 5 month 12 percentage x (N1/N2) ]
                                                               x annual target premium
                                           surrender charge  = [0.45 x (1 - 1/12) + 0.45 x 1/12] x 13,770.00 surrender charge  = [0.41250000 + 0.03750000] x 13,770.00
                                           surrender charge  = 0.45000000 x 13,770.00
                                           surrender charge  = 6,196.50

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH SURRENDER VALUE

The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

   EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

   EOM CSV = EOM CV - surrender charge - outstanding loan balance
   EOM CSV = 53,649.53 - 6,196.50 - 0.00
   EOM CSV = 47,453.03

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

     level DB option,       guideline premium test: DB = Max (face amount     , cash value x IRS Corridor Factor)
increasing DB option,       guideline premium test: DB = Max (face amount +
                                                    cash value (floored at 0) , cash value x IRS Corridor Factor)
     level DB option, cash value accumulation test: DB = Max (face amount     , cash value x NSP Corridor Factor)

The face amount is the same as that used to calculate the NAR in the COI charge.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

   EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:

   level DB option, guideline premium test

           face amount = 900,000.00
   cash value = EOM CV = 53,649.53
   IRS Corridor Factor = 1.57

                    DB = Max (face amount, cash value x IRS Corridor Factor)
                    DB = Max (900,000.00, 53,649.53 x 1.57)
                    DB = Max (900,000.00, 84,229.76)
                    DB = 900,000.00

                EOM DB = DB - outstanding loan balance
                EOM DB = 900,000.00 - 0.00
                EOM DB = 900,000.00